UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2015, GenMark Diagnostics, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Loan and Security Agreement (the “Agreement”) with General Electric Capital Corporation (“GECC”) and the financial institutions that are or become parties to the Agreement as lenders (together with GECC, the “Lenders”). Pursuant to the Amendment, the Lenders have internally reallocated certain funding commitments under the Agreement between the Lenders (but have not increased or reduced the aggregate amount of such commitments), and the parties have adjusted certain of the Company’s administrative financial reporting obligations and the dates by which certain future funding requirements must be satisfied.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the text of such document, a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: October 6, 2015	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer (Principal Financial and Accounting Officer)